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ALPS Fund Services Inc.                                        FORM OF
1290 Broadway, Suite 1100                                      Exhibit (h)(1)(f)
Denver, CO 80203

Ladies and Gentlemen:

     Reference is made to the Transfer and Service Agreement between us dated February 1, 2005.

     Pursuant to the Agreement, ALPS Mutual Funds Services, Inc. serves as the Transfer Agent for the State Street Institutional Liquid Reserves Fund, the State Street Limited Duration Bond Fund, the State Street Institutional Tax Free Limited Duration Bond Fund, and the State Street Institutional Tax Free Money Market Fund, together ("the Funds").

     The purpose of this letter is to provide notice of the creation of two additional funds of the State Street Institutional Investment Trust (the "Trust"), namely the State Street Institutional Treasury Fund and the State Street Institutional Treasury Plus Fund.

     We request that you act as the Transfer Agent under the Agreement with respect to the New Funds. As compensation for such services, you shall be entitled to receive from the new Funds the annual fee reflected on the amended fee schedule to the Agreement, which is attached hereto. By your signature below, you agree that the existing Exhibit C to the Agreement shall be deleted in its entirety and the attached Exhibit C shall be substituted therefore.

     Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

                                        Very Truly Yours,

                                        State Street Institutional Investment
                                        Trust


                                        By:
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                                        Accepted:

                                        ALPS Fund Services, Inc.


                                        By:
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Date: